EXHIBIT 10.95

Work Order
No. 20070105.006.S.006
Between
StarTek, Inc.
And
AT&T Services, Inc.

 * Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omissions.

Work Order No. 20070105.006.S.006
Work Order No. 20070105.006.S.006
This Work Order (hereinafter called “Order”), effective on the date when signed by the last Party (“Effective Date”), is by and between StarTek, Inc., a Delaware corporation (“StarTek”), and AT&T Services, Inc., a Delaware corporation (“AT&T”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.”
WHEREAS, StarTek and AT&T entered into Agreement No. 20070105.006.C on January 26, 2007 (the “Contact Call Center Agreement,” hereinafter called the “Master Agreement"); and
WHEREAS, StarTek and AT&T desire to issue a supplementary Order to the Master Agreement specifically regarding StarTek’s services for WildBlue, Inc., as hereinafter set forth;
Now, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:
I.	The Agreement — The parties agree that the definitions, terms and conditions of the Master Agreement between StarTek and AT&T shall be applicable to all Services that are authorized under this Order (hereinafter “the Work"), except to the extent changed by this Order.

II.	TERM — This Order applies to all Work hereunder during the Term of the Master Agreement.

III.	AT&T’s Program Representatives are as follows:
[*], Associate Director
Product Development
AT&T Operations, Inc.
3707 S. 2nd St., Rm WCA-030
Austin, TX 78704
[*]
[*]
[*]
Sr. Project Manager
AT&T Internet Services
750 W. John Carpenter Fwy, Rm 820C
Irving, TX 75039
[*]
[*]
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Startek, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Work Order No. 20070105.006.S.006
IV.	AT&T’s Contract Representative is as follows:
[*]
Senior Contract Manager
AT&T Services, Inc.
530 McCullough, Rm 2-M-03
San Antonio, TX 78215-2104
Phone: [*]
Email: [*]
V.	StarTek’s Representative is as follows:
[*], Program Director
WildBlue Client Services
StarTek, Inc.
44 Cook St., Suite 400
Denver, CO 80206
Email: [*]
Phone: [*] (Office)
[*]
Director — Client Services
44 Cook Street
Denver, CO 80206
Phone [*]
Email: [*]
VI.	Scope of Work Order

AT&T has an Agreement for Resale Satellite Internet Service in effect with WildBlue, Inc., and is presently revising it into a Restated Agreement for Resale Satellite Internet Service (the “Resale Agreement"). WildBlue has entered into a separate Agreement with StarTek to provide Tier I and II customer care for each customer to whom AT&T sells the WildBlue satellite-based broadband Internet access service (hereinafter “AT&T’s Subscribers") under the Resale Agreement. StarTek’s provision of customer care will require it to access AT&T’s network, customer care tools described hereunder, and confidential and proprietary data (all hereinafter called “AT&T Data"). This Work Order addresses StarTek’s agreement with AT&T to access the AT&T Data.

VII.	General Authorization

This Order is to authorize StarTek’s access to AT&T Data. This authorization is provided to allow StarTek to provide Tier I and II customer care support to AT&T’s Subscribers on behalf of WildBlue, Inc. This confidential access is being set out in more specific detail than the “Master Agreement,” pertains only to WildBlue, Inc. and its subcontractors under the Resale Agreement, and does not apply to other Orders under the Master Agreement.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Startek, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Work Order No. 20070105.006.S.006
VIII.	Master Data Connection Agreement

A Master Data Connection Agreement (“MDCA”) is in effect between AT&T and StarTek. For purposes of access to AT&T Data pursuant to this Order, StarTek will be required to sign an MDCA Connection Supplement promptly after the Effective Date of this Order, and StarTek agrees to cooperate with AT&T’s Business Security Department in that document production.

IX.	AT&T Subscribers

This Order is to facilitate StarTek’s Work on behalf of WildBlue in serving AT&T’s Subscribers, assisting WildBlue’s subcontractor DSI in their installation of antennas, transceivers and satellite modems (all such equipment hereinafter “CPE”) at AT&T Subscribers’ premises. Inquiries from DSI or WildBlue about an AT&T Subscribers’ account or other AT&T Subscriber information which is located at or in the possession of AT&T can be answered by StarTek with their access to AT&T Data authorized by this Order.

X.	No Compensation

No compensation shall be paid as a result of this Order, nor shall any invoicing be necessary. All Work by StarTek pursuant to or enabled by this Order shall be on behalf of WildBlue, and any compensation for same shall be paid to StarTek by WildBlue and not by AT&T.

XI.	Customer Care Tools

Among other AT&T Data to which StarTek shall have access under this Order will be AT&T Customer Care Tools, which StarTek will use in order to handle the technical support for AT&T Subscribers related to the AT&T Yahoo! portion as well as other portions of AT&T Subscribers’ service. The Customer Care Tools listed here are not exclusive; there may be other such Tools added in the future under this Order by agreement of AT&T, and it shall not be necessary to amend this Order in order to add such additional Customer Care Tools. Customer Care Tools that are to be accessible to StarTek immediately are the following:
a.	Password Reset Tool - located on AT&T Corporate Network - This Tool is used to reset a Subscriber’s password and provides the ability to perform a password reset on both the primary and sub-account Subscriber IDs. The tool will generate the password randomly and provide it to the agent via a confirmation screen along with the phonetic spelling;

b.	Yahoo! AMT - located on AT&T Corporate Network — The Account Management Tool (“AMT”) provides the ability to troubleshoot specific properties of an AT&T Yahoo! account. The AMT allows the agent to view the Subscriber’s status in a read-only view. Additionally, the agent must obtain explicit permission from the Subscriber prior to accessing their AT&T Yahoo! email account.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Startek, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Work Order No. 20070105.006.S.006
c.	Port 25 Mail Filter Tool - located on ATTIS network - Port 25 is a gateway that most computers use to send email. That is because a technical specification called Simple Mail Transfer Protocol (“SMTP”), which lets people send and receive email, operates on the port. Agents use this tool to help cut down the amount of spamming and viruses that are, unknowingly, sent by Subscriber computers already infected by viruses.

d.	Yahoo! Escalation Tool - located on AT&T Corporate Network — This Tool is used to escalate unresolved Yahoo! related troubleshooting issues to Yahoo!, by creating a ticket within the Tool that is routed to Yahoo!.

e.	Agent Facing Support Site (“AFSS”)- located on AT&T Corporate Network — This website is used by agents to access the technical tools listed above, view troubleshooting simulators, articles and procedures, and agents can also perform specific category searches on the site for detailed troubleshooting steps.
XII.	Master Agreement Compliance

Entered here as a matter of emphasis only, StarTek shall specifically comply with the confidentiality-related provisions of the Master Agreement, in which StarTek is referenced as “Supplier” and in which AT&T Subscriber is referenced as “Customer,” acknowledging that the Services under the Master Agreement are somewhat different than those under this Order. Those emphasized provisions include the following:
a.	Section 3.16, Information;

b.	Section 4.3 Electronic Privacy Policy;

c.	Section 4.4 Customer Content, although the “script” provisions shall not apply to this Order;

d.	Section 4.9, Information — Customer;

e.	Section 4.15, Requirements for Access to AT&T’s System(s) and/or Databases;

f.	Appendix G — Worker Agreement. This Worker Agreement must be signed by any StarTek employee or contractor having access to AT&T Data under this Order; and

g.	Appendix AA — Background Checks.
XIII.	Cancellation for Default

In the event there is a breach or default by StarTek, then in addition to all other rights and remedies which AT&T may have at law or in equity, AT&T shall have the right to immediately cancel this Order by providing written notice to StarTek, without any charge to, obligation of or liability to AT&T.

XIV.	Master Agreement Not Applicable

Certain sections of the Master Agreement do not apply in full to this Order, and are as follows:
a.	Any provisions that pertain specifically to StarTek providing “Call Center Services;”
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Startek, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

Work Order No. 20070105.006.S.006
b.	Delivery and Acceptance;

c.	Appendix A — Description of Services and Deliverables;

d.	Appendix B — Price(s); and

e.	Appendix C — Prime Supplier MBE/WBE/DVBE Participation Plan.
In addition, the Parties hereto agree to use a common sense approach in determining those additional provisions and details of the Master Agreement that may not apply to this Order.
IN WITNESS WHEREOF, the Parties have caused this Work Order No. 20070105.006.S.006 to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

StarTek, Inc.	AT&T Services, Inc.

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Startek, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.